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                                                                      EXHIBIT 21

                 American National Can Group, Inc. Subsidiaries


Name                                                        Jurisdiction
----                                                        ------------


American National Can Overseas Corporation                  Delaware
American National Can Company                               Delaware
American National Can Company of Delaware                   Delaware
ANC Holdings, Inc.                                          Delaware
ANC Container Company                                       Delaware
ANC Receivables Corporation                                 Delaware
ANC Recycling, Inc.                                         Delaware
ANC Services Corporation                                    Delaware
GC North Bergen Corporation                                 Delaware
Nacanco Finance Corporation                                 Delaware
Nacanco Service Corporation                                 Delaware
Natadco, Ltd.                                               Delaware
National Trading Corporation                                Delaware
Pechiney North America, Inc.                                Delaware
The Renaissance Insurance Company                           Vermont
The Magic Can Company                                       Delaware
American Can (U.K.) Ltd.                                    United Kingdom
American Can Holdings (U.K.) Ltd.                           United Kingdom
American National Can Holdings (Europe) B.V.                Netherlands
American National Can Zhaoqing Co. Ltd. (60%)               China
American National Can Asia Pacific Ltd.                     China
American National Can do Brasil, Ltda.                      Brazil
American National Can de Argentina, S.A.                    Argentina
Assetsteady Ltd.                                            United Kingdom
Nacanco Atlantic                                            France
Nacanco Deutschland GmbH                                    Germany
Nacanco France S.A.                                         France
Nacanco GmbH & Co. KG                                       Germany
Nacanco Holding Europe                                      France
Nacanco Holding France                                      France
Nacanco Holdings (Italy) Srl.                               Italy
Nacanco Holdings (U.K.) Ltd.                                United Kingdom
Nacanco Ireland Ltd.                                        Ireland
Nacanco Italia Srl.                                         Italy
Nacanco Ltd.                                                United Kingdom
Nacanco Netherlands B.V.                                    Netherlands
Nacanco Paketleme Sanayl ve Ticaret A.S. (65%)              Turkey
Nacanco 1988 Pensions Ltd.                                  United Kingdom
Nacanco (45) Pensions Ltd.                                  United Kingdom
Nacanco Pension Trust Ltd.                                  United Kingdom
Nacanco S.A.                                                France
Nacanco Services (Europe) Ltd.                              United Kingdom
Nacanco SpA                                                 Italy
Nacanco Verwalts GmbH                                       Germany
Nacanco Can Iberica, S.A.                                   Spain